United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019

DIAMOND HILL INVESTMENT GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd., Suite 200, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	DHIL	NASDAQ Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on July 10, 2019, Diamond Hill Investment Group, Inc. (the "Company") announced that Heather E. Brilliant was appointed as the Company's President and Chief Executive Officer ("CEO"). On August 8, 2019, the Company and Ms. Brilliant agreed that she will begin serving in such role effective September 3, 2019.

On August 12, 2019, the Board of Directors (the "Board") appointed Ms. Brilliant to serve as a director of the Company effective September 3, 2019 for a term ending at the 2020 Annual Meeting and until her successor is duly elected and qualified. The Board appointed Ms. Brilliant, whom the Board determined is not an independent director, upon the recommendation of its Nominating and Governance Committee. Ms. Brilliant will not serve on any committees of the Board and will stand for election by shareholders at the 2020 Annual Meeting.

There are no arrangements or understandings between Ms. Brilliant and any other person pursuant to which she was selected as a director. There are no family relationships between Ms. Brilliant and any director or executive officer of the Company, and none of them has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In conjunction with the appointment of Ms. Brilliant, Christopher M. Bingaman, a director and current President and CEO, notified the Company on August 9, 2019 that he will be resigning as a director, and stepping down as President and CEO, both effective September 3, 2019. As has been previously disclosed, Mr. Bingaman will continue employment with the Company as a portfolio manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	August 14, 2019	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer